UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2020

INTERPACE Biosciences, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building C

300 Interpace Parkway,

Parsippany, NJ 07054

(Address, including zip code, of Principal Executive Offices)

(855) 776-6419

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	IDXG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[  ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2020, the board of directors (the “Board”) of Interpace Biosciences, Inc. (the “Company”) appointed and elected Fortunato Ron Rocca as a Class II director. Mr. Rocca is the President and Chief Executive Officer of Exagen Inc. (Nasdaq: XGN), a company dedicated to transforming the care continuum for patients suffering from debilitating and chronic autoimmune diseases. Mr. Rocca will serve until the Company’s 2021 annual meeting of stockholders, until his respective successor is elected and qualified, or until his earlier death, resignation or removal. Mr. Rocca will serve on the Board as a non-employee director. Mr. Rocca was designated by 1315 Capital II, L.P. (“1315 Capital”) as a holder of the Company’s Series B Convertible Preferred Stock.

The Board has determined that Mr. Rocca qualifies as an “independent director” under the rules of the Nasdaq Stock Market LLC. Mr. Rocca was named to the Audit Committee and Compensation & Management Development Committee of the Board.

Mr. Rocca will receive compensation for service as a non-employee director in accordance with the Company’s previously disclosed non-employee director compensation program, including annual cash retainers for Board and committee service and annual equity grants, as described in the Company’s Definitive Proxy Statement filed August 22, 2019. There are no family relationships between Mr. Rocca, directors or executive officers of the Company. Except as described above and as previously reported in the Company’s Current Reports on Form 8-K filed January 14, 2020 and January 17, 2020, respectively, relating to 1315 Capital’s director designation rights as a holder of Series B Convertible Preferred Stock, which are, in each case, incorporated by reference into this Item 5.02, there are no related party transactions as of the date hereof between Mr. Rocca and the Company that would require disclosure under Item 404(a) of Regulation S-K. In connection with his appointment and election to the Board, the Company and Mr. Rocca will enter into the Company’s standard form of indemnification agreement.

Concurrently with Mr. Rocca’s appointment and election as a Class II Director, Dr. Felice Schnoll-Sussman resigned from the Board as well as all applicable committees thereof, including the Audit Committee, Compensation & Management Development Committee, and Nominating and Corporate Governance Committee, in each case effective as of January 22, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interpace Biosciences, Inc.

/s/ Jack E. Stover
Jack E. Stover
President and Chief Executive Officer

Date: January 28, 2020